Exhibit 5.1

One International Place, Suite 3900, Boston, Massachusetts 02110 • (617) 406-0335

November 13, 2026

Board of Directors

Sonoma Pharmaceuticals, Inc.

5445 Conestoga Court, Suite 150

Boulder, Colorado 80301

RE: Sonoma Pharmaceuticals, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Sonoma Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its shelf registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to $46,650,000 of an indeterminate number of the following securities of the Company: (i) shares of common stock, par value $0.0001 per share (the “Common Shares”), (ii) shares of preferred stock, par value $0.0001 per share (the “Preferred Shares”), (iii)  debt securities, including debt securities that may be convertible into or exchangeable for Common Stock or Preferred Stock (the “Debt Securities”), (iv) warrants to purchase the Company’s equity and/or debt securities (the “Warrants”), and (v) units consisting of any combination of two or more of the foregoing (the “Units” and, together with the Common Shares, Preferred Shares, Debt Securities and Warrants, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus forming a part of the Registration Statement (the “Base Prospectus”), and as to be set forth in one or more supplements to the Base Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including electronic copies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s Restated Certificate of Incorporation, as amended and then in effect, and amended and restated bylaws and applicable Delaware corporate law, and in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement (including all post-effective amendments thereto) will have become effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to an indenture to be entered into between the Company and a trustee, substantially in the form filed as Exhibit 4.8 to the Registration Statement, with items shown therein as subject to completion completed in a satisfactory manner; (iv) any indenture under which any Debt Securities are issued will be or have been qualified under the Trust Indenture Act of 1939, as amended; (v) any Warrants will be issued under one or more warrant agreements, each to be between the Company and either a financial institution identified therein as a warrant agent or a holder directly, as applicable; (vi) prior to any issuance of Preferred Shares, an appropriate certificate of designation will be accepted for record by the Secretary of State of the State of Delaware; (vii) any Units will be issued under one or more unit agreements, each to be between the Company and the financial institution identified therein as unit agent; (viii) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (ix) the laws of the State of New York will be the governing law under any indenture, warrant agreement, or unit agreement; and (x) the Company will remain a Delaware corporation.

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To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Warrants and under the unit agreement for any Units, namely, the trustee, the warrant agent or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement or unit agreement, as applicable; that such indenture, warrant agreement or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement or unit agreement, as applicable, with all applicable laws, rules and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement or unit agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (a) and (b), the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (c), (d) and (e), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Based upon and limited by the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

(a) The Common Shares (including any Common Shares to be issued upon the exchange, conversion or exercise of Debt Securities, Preferred Shares or Warrants and assuming, if applicable, receipt by the Company of any additional consideration payable upon such exchange, conversion or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(b) The Preferred Shares (including any Preferred Shares to be issued upon exchange, conversion or exercise of Debt Securities or Warrants and assuming, if applicable, receipt by the Company of any additional consideration payable upon such exchange, conversion or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(c) The Debt Securities (including any Debt Securities duly issued upon the exercise of Warrants), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by the trustee under the indenture applicable to any such Debt Securities and due execution and delivery on behalf of the Company in accordance with any such indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

(d) The Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and either the warrant agent named therein, and due authentication of the Warrants by such warrant agent, or a holder, in each case to the extent applicable, and upon due execution and delivery of the Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(e) The Units, upon due execution and delivery of the applicable unit agreement relating thereto on behalf of the Company and the unit agent named therein, upon due authentication of the Units by such unit agent and upon due execution and delivery of the underlying Securities that are components of the Units in accordance with the applicable unit agreement and the applicable indenture (in the case of underlying Debt Securities), the applicable certificate of designation (in the case of underlying Preferred Shares), or warrant agreement (in the case of underlying Warrants), will constitute valid and binding obligations of the Company.

The opinions expressed in paragraphs (c), (d) and (e) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Base Prospectus. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Polsinelli PC
Polsinelli PC